UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 8, 2005

Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-51304	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of Principal Executive Offices) (Zip Code)

(816) 842-8181

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement

On July 8, 2005, Inergy Acquisition Company, LLC, Inergy Storage, Inc. and Inergy Stagecoach II, LLC (each of which is an indirect subsidiary of Inergy Holdings, L.P.) entered into a Purchase Agreement with Stagecoach Holding, LLC, Stagecoach Energy, LLC and Stagecoach Holding II, LLC whereby Inergy Acquisition, LLC and Inergy Storage, Inc. will acquire all of the equity interests in the entities that own the Stagecoach natural gas storage facility located in Tioga County, New York for approximately $205 million (which amount includes certain post-closing costs necessary to purchase additional gas and certain capitalized costs relating to a post-closing commercial arrangement). Additionally, Inergy Stagecoach II, LLC will acquire the rights to the Phase II expansion project of Stagecoach for $25 million. The acquisition is subject to antitrust clearance and customary closing conditions. There can be no assurance that all of the conditions to closing in the Purchase Agreement will be met.

The obligation of Inergy Acquisition Company, LLC, Inergy Storage, Inc. and Inergy Stagecoach II, LLC to close is not conditioned on the receipt of financing. On December 17, 2004 Inergy, L.P. entered into a 5-Year Credit Agreement with JPMorgan Chase Bank, N.A. containing, among other things, a $250 million acquisition credit facility secured by substantially all of Inergy, L.P.’s assets. In order to finance the acquisitions, Inergy, L.P. obtained the consent of its lenders with respect to the transaction. In addition, Inergy, L.P., JPMorgan Chase Bank, N.A., J.P. Morgan Securities, Inc. and Wachovia Bank, National Association entered into a commitment letter in order to increase the acquisition credit facility to $350 million. The commitment letter for increase in the credit facility contains a number of closing conditions. There can be no assurance that all of the conditions to closing in the commitment letter will be met.

In connection with the financing of the Phase II expansion rights, Inergy Holdings, L.P. is expected to purchase for cash, approximately 800,000 Special Units from Inergy, L.P. that, while not entitled to a current cash distribution, are convertible to Inergy, L.P. common units upon the Phase II expansion becoming commercially operational.

On July 11, 2005, Inergy, L.P. and Inergy Holdings, L.P. issued a press release with respect to the Purchase Agreement and related financing. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The description of the Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Other Exhibits

    (c)   Exhibits

Exhibit No.	Description

2.1	Purchase Agreement, dated as of July 8, 2005, among Inergy Acquisition Company, LLC, Inergy Storage, Inc., Inergy Stagecoach II, LLC, Stagecoach Holding, LLC, Stagecoach Energy, LLC and Stagecoach Holding II, LLC *

99.1	Inergy, L.P. and Inergy Holdings, L.P. Press Release dated July 11, 2005.

*	The schedules and exhibits to the Purchase Agreement are not filed but Inergy Holdings, L.P. undertakes to supplementally furnish to the Securities and Exchange Commission a copy of any schedule or exhibit upon request.

*                    *                     *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY HOLDINGS, L.P.

By:	INERGY HOLDINGS GP, LLC, its General Partner

Dated: July 12, 2005

By:	R. Brooks Sherman Jr.
R. Brooks Sherman Jr. Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase Agreement, dated as of July 8, 2005, among Inergy Acquisition Company, LLC, Inergy Storage, Inc., Inergy Stagecoach II, LLC, Stagecoach Holding, LLC, Stagecoach Energy, LLC and Stagecoach Holding II, LLC *

99.1	Inergy, L.P. and Inergy Holdings, L.P. Press Release dated July 11, 2005.

*	The schedules and exhibits to the Purchase Agreement are not filed but Inergy Holdings, L.P. undertakes to supplementally furnish to the Securities and Exchange Commission a copy of any schedule or exhibit upon request.